SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)	July 15, 2009

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                     Other Events.

On July 15, 2009, the Registrant issued a press release announcing that it had commenced a cash tender offer and consent solicitation for any and all of its $130,000,000 aggregate principal amount of outstanding 9¾% Senior Notes Due 2010 and a consent solicitation with respect to its $125,000,000 aggregate principal amount of outstanding 9% Senior Subordinated Notes due 2012. A copy of the press release is being furnished as Exhibit 99.1 hereto and is hereby incorporated by reference to this Item 8.01.

On July 15, 2009, the Company also issued a press release announcing its intention to offer $250 million aggregate principal amount of Senior Secured Notes due 2014, subject to market conditions and other factors. A copy of the press release is furnished as Exhibit 99.2 hereto and is hereby incorporated by reference to this Item 8.01.

Item 9.01.                     Financial Statements and Exhibits.

(d)                            Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 15, 2009, regarding a cash tender offer and consent solicitations.
99.2	Press Release dated July 15, 2009, regarding proposed Senior Secured Note Offering.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/s/ David R. Hughes
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date:	July 15, 2009